UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2015

F.N.B. Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-31940	25-1255406
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12 Federal Street, One North Shore Center, Pittsburgh, Pennsylvania		15212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-555-5455

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

F.N.B. Corporation (the "Company") has posted the summary of its annual stress test results required by the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010 on its website. The results can be found on the Company’s website at www.fnbcorporation.com under Regulatory Disclosures.

In accordance with guidelines prescribed by the Federal bank regulatory agencies, the Company’s stress testing results reflect the impact of a hypothetical severely adverse macroeconomic scenario with respect to the Company’s earnings, consolidated losses, revenues, expenses, and balance sheet (including risk-weighted assets).

The publication of the severely adverse scenario stress test results by the Company should not be taken as an indication of the Company’s present or future performance and investors should not draw any positive or negative inference regarding the Company’s stress test results. Moreover, since each of the financial institutions with assets between $10 billion and $50 billion who are required to conduct the stress test use their own specific modeling process, there is no meaningful methodology for comparing the resulting data among the reporting financial institutions.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information referenced herein, on our website or that can be accessed through our website, is not part of this report. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

A copy of press release announcing the Company’s release of a summary of the Company’s annual stress test results is included as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. Corporation

June 17, 2015	By:	Vincent J. Calabrese, Jr.

Name: Vincent J. Calabrese, Jr.
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Copy of press release announcing the Company’s release of a summary of the Company’s annual stress test results.